Exhibit 99.1

FOR IMMEDIATE RELEASE:

Einstein Noah Restaurant Group Reports Fourth Quarter

and Fiscal 2011 Financial Results

LAKEWOOD, Colo. – March 1, 2012 – Einstein Noah Restaurant Group, Inc. (NASDAQ: BAGL), a leader in the quick-casual segment of the restaurant industry operating under the Einstein Bros.® Bagels, Noah’s New York Bagels®, and Manhattan Bagel® brands, today reported financial results for the 14-week fourth quarter and 53-week fiscal year ended January 3, 2012.

Highlights for the 14-Week Fourth Quarter 2011 Compared to the 13-Week Fourth Quarter 2010:

•	Total revenues increased 8.6% to $115.1 million from $106.1 million, including $7.3 million for the 14th week in the fourth quarter of 2011.

•	System-wide comparable store sales increased 1.2%.

•	Adjusted EBITDA of $16.8 million compared to $14.0 million. (*)

•

Net income available to common stockholders of $6.1 million; or $0.36 per diluted share, which included $0.03 per diluted share for restructuring expenses, compared to $3.6 million, or $0.21 per diluted share, which included $0.01 per diluted share for restructuring expenses.

•	The impact of the 14th week in the fourth quarter of 2011 was approximately $0.03 per diluted share.

Highlights for the 53-Week Fiscal Year 2011 Compared to the 52-Week Fiscal Year 2010:

•	Total revenues increased 2.9% to $423.6 million from $411.7 million, including $7.3 million for the 53rd week in fiscal year 2011.

•	System-wide comparable store sales increased 0.4%.

•	Adjusted EBITDA of $44.5 million compared to $45.3 million. (*)

•

Net income available to common stockholders of $13.2 million; or $0.78 per diluted share, which included $0.04 per diluted share for restructuring expenses, compared to $11.3 million, or $0.67 per diluted share, which included $0.01 per diluted share for restructuring expenses.

•	The impact of the 53rd week in fiscal year 2011 was approximately $0.03 per diluted share.

•	Paid $6.3 million in common dividends.

Jeff O’Neill, President and Chief Executive Officer, stated, “We delivered strong results in the fourth quarter characterized by revenue growth and positive comparable store sales along with substantial improvements in our adjusted EBITDA and net income. Although higher commodity costs pressured store-level margins, we effectively controlled other expenses and completed phase one of our cost efficiency program, delivering $2.7 million in savings. We also expanded our system by 55 restaurants in 2011, primarily through franchising and licensing, reduced our debt, and returned capital to our shareholders through our ongoing dividend program.”

O’Neill concluded, “In 2012, we intend to solidify our leadership position in fresh baked goodness and healthy choices by introducing a new smart choices menu of bagel thin sandwiches, salads and soups, and augmenting our specialty beverage platform with real fruit smoothies and new blended coffees and teas. We will also redesign our everyday value layer for breakfast and lunch and capitalize on our momentum in catering sales. Finally, we have started phase two of our cost efficiency program, which is anticipated to generate an additional $3.0 million in annualized savings. We are optimistic about the coming year and look forward to continued progress at Einstein Noah.”

Fourth Quarter 2011 Financial Results

For the fourth quarter ended January 3, 2012, system-wide comparable store sales increased 1.2%, reflecting strong growth in check and strength in catering sales. This was partially offset by lower comparable transactions. Total revenues increased 8.6% to $115.1 million from $106.1 million.

Restaurant gross margin increased 40 basis points to 21.4% due largely to lower other operating costs that were offset by continued inflation.

Manufacturing and commissary gross margin decreased to $1.0 million from $1.3 million in the fourth quarter of 2010. The decline in gross margin was primarily due to higher commodity costs and an unfavorable shift in product mix to third party customers.

Overall, gross margin was $26.2 million in the fourth quarter of 2011 compared to $24.2 million in the fourth quarter of 2010, but held steady at 22.8% of total revenues in both periods.

General and administrative expenses decreased to $9.5 million from $10.2 million due to lower variable incentive compensation.

Adjusted EBITDA was $16.8 million in the fourth quarter of 2011 compared to $14.0 million in the fourth quarter of 2010. (*)

The Company incurred restructuring expenses of $0.8 million, or $0.03 per diluted share, in the fourth quarter of 2011 primarily related to its decision to close its five food commissaries to streamline its supply chain. The Columbus, Ohio commissary was closed in late 2011 and the remaining four commissaries are expected to close in the first quarter of 2012. The Company expects that the closing of the commissaries will result in savings of approximately $1.2 million in 2012.

Income from operations increased by $1.4 million to $10.3 million.

*	A reconciliation of the non-GAAP measure (Adjusted EBITDA) to the nearest GAAP measure can be found in the accompanying tables below.

Restaurant Development

As of January 3, 2012, there were 773 system-wide Einstein Bros.® Bagels, Noah’s New York Bagels®, and Manhattan Bagel® branded restaurants in operation. During the fourth quarter of 2011, the Company added fifteen net restaurants to its operations including five locations in the Portland, Oregon area through its acquisition of Kettleman Bagel Company.

Fiscal Year 2012 Guidelines

The Company is providing the following guidelines for its fiscal year 2012, which is a 52-week period.

•	60 to 80 system-wide openings, including eight to twelve Company-owned restaurants, twelve to fourteen franchise restaurants, and 40 to 54 license restaurants.

•	Restructuring expenses of $0.5 million to $0.8 million related to the closing of the four remaining commissaries.

•	Capital expenditures of $24 million to $26 million.

•	Commodity inflation of 2% to 3%.

•	To date, the Company has secured price protection on 88% and 93% of its wheat and coffee requirements, respectively.

•	An annual effective tax rate of 39%; however, the Company will continue to only pay minimal cash-taxes for the next several years.

Conference Call Today

The Company will host a conference call to discuss its fourth quarter and fiscal year 2011 financial results today at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time). Hosting the call will be Jeff O’Neill, President and Chief Executive Officer, and Manny Hilario, Chief Financial Officer.

The dial-in numbers for the conference call are 877-874-1568 for domestic toll-free calls and 719-325-4764 for international. A telephone replay will be available through March 8, 2012, and may be accessed by dialing 877-870-5176 for domestic toll-free calls or 858-384-5517 for international. The conference ID is 9951400.

The conference call will also be webcast live from Einstein Noah’s website at www.einsteinnoah.com.

About Einstein Noah Restaurant Group

Einstein Noah Restaurant Group, Inc. is a leading company in the quick casual restaurant industry that operates and licenses locations primarily under the Einstein Bros.® and Noah’s New York Bagels® brands and primarily franchises locations under the Manhattan Bagel® brand. The Company’s retail system consists of over 770 restaurants in 39 states and the District of Columbia. It also operates a dough production facility. The Company’s stock is traded on the NASDAQ under the symbol BAGL. Visit www.einsteinnoah.com for additional information.

Forward Looking Statement Disclosure

Certain statements in this press release, including statements under the heading “Fiscal Year 2012 Guidelines”, constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “guideline,” “forecast,” “estimate,” “project,” “plan to,” “is designed to,” “look forward,” “expects,” “prospects,” “intend,” “indications,” “expect,” “should,” “would,” “believe,” “target,” “trend,” “contemplate,” “anticipates” and similar expressions and all statements which are not historical facts are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance (financial or operating), or achievements to differ materially from the future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements. These unknown risks, uncertainties and other factors include but are not limited to (i) the results for the 2011 fourth quarter and year over year revenue and other financial results, comparable store sales, and margin performance are not necessarily indicative of future results, and our expectations for full year 2012 results are subject to shifting consumer preferences, new product execution, economic conditions, weather, competition, seasonal factors and cost containment initiatives, among other factors; (ii) our ability to improve transactions and our long-term growth are dependent upon consumer acceptance of our products and marketing initiatives, general economic and market conditions, among other factors; (iii) our ability to continue to improve store level margins and contain costs are dependent upon successfully executing plans for productivity improvements, labor efficiencies and food cost management; (iv) the ability to develop and open new company-owned, license and franchise restaurants and upgrade company-owned restaurants is dependent upon the availability of capital, securing acceptable financing and lease terms for desired locations, as well as the availability of contractors and materials, and securing necessary permits and licenses; (v) our ability to expand our development pipeline and ultimately expand our royalty stream is dependent upon the factors listed in (iv), above, and our ability to attract franchisees and licensees and negotiate favorable agreements; (vi) our ability to obtain lower costs for agricultural commodities is dependent upon weather, crop yield and production, the market, economic conditions, including market and inflationary pressures; (vii) our ability to build brand equity and create long-term value for our shareholders is dependent upon the success of our initiatives, financial results and the factors listed above, among other factors. These and other risks are more fully discussed in the Company’s SEC filings.

Contacts:

Investor Relations

Tom Ryan / Raphael Gross

203-682-8200 / 203-682-8253

tryan@icrinc.com / rgross@icrinc.com

Use of Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”) included in this filing, the Company has provided certain non-GAAP financial information, including earnings before interest, taxes, depreciation, amortization, adjustment for Series Z modification, restructuring expenses and other operating expenses/(income) (“adjusted EBITDA”) and free cash flow, which the Company defines as net cash provided by operating activities less net cash used in investing activities. Management believes that the presentation of this non-GAAP financial information provides useful information to investors because this information may allow investors to better evaluate ongoing business performance and certain components of the Company’s results. In addition, the Company’s Board of Directors uses this non-GAAP financial information to evaluate the performance of the Company and the management team. This information should be considered in addition to the results presented in accordance with GAAP, and should not be considered a substitute for the GAAP results. The Company has reconciled the non-GAAP financial information to the nearest GAAP measure.

The Company includes in this document information on system-wide comparable store sales percentages. Comparable store sales percentages refer to changes in sales of our restaurants, whether operated by the company or by franchisees and licensees, in operation for six fiscal quarters including those restaurants temporarily closed for an immaterial amount of time. Some of the reasons restaurants may be temporarily closed include remodeling, relocations, road construction, rebuilding related to site-specific catastrophes and natural disasters. Franchise and license comparable store sales percentages are based on sales of franchised and licensed restaurants, as reported by franchisees and licensees. System-wide sales include sales at all restaurants, whether operated by the Company, franchisees or licensees. Management reviews the increase or decrease in comparable sales to assess business trends. Comparable store sales exclude closed locations.

The Company uses company-owned comparable store sales, franchise and license sales and the resulting system-wide sales information internally in connection with restaurant development decisions, planning, and budgeting analyses. The Company believes comparable store sales information is useful in assessing consumer acceptance of our brands; facilitates an understanding of our financial performance and the overall direction and trends of sales and operating income; helps the Company appreciate the effectiveness of its advertising and marketing initiatives; and provides information that is relevant for comparison within the industry.

Comparable store sales percentages are non-GAAP financial measures, which should not be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP, and may not be equivalent to comparable store sales as defined or used by other companies. The Company does not record franchise or license restaurant sales as revenues. However, royalty revenues are calculated based on a percentage of franchise and license restaurant sales, as reported by the franchisees or licensees.

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share and related share information)

	Fiscal quarter ended (in thousands)		Increase/ (Decrease)
	December 28, 2010	January 3, 2012	2011 vs. 2010
Revenues:
Company-owned restaurant sales	$95,441	$103,000	7.9%
Manufacturing and commissary revenues	7,700	9,002	16.9%
Franchise and license related revenues	2,924	3,139	7.4%

Total revenues	106,065	115,141	8.6%
Cost of sales (exclusive of depreciation and amortization shown separately below):
Company-owned restaurant costs
Cost of goods sold	27,446	30,048	9.5%
Labor costs	26,586	29,080	9.4%
Rent and related expenses	9,959	10,117	1.6%
Other operating costs	9,171	9,631	5.0%
Marketing costs	2,258	2,043	(9.5%)

Total company-owned restaurant costs	75,420	80,919	7.3%
Manufacturing and commissary costs	6,417	7,988	24.5%

Total cost of sales	81,837	88,907	8.6%
Gross margin:
Company-owned restaurant	20,021	22,081	10.3%
Manufacturing and commissary	1,283	1,014	(21.0%)
Franchise and license	2,924	3,139	7.4%

Total gross margin	24,228	26,234	8.3%
Operating expenses:
General and administrative expenses	10,235	9,470	(7.5%)
Depreciation and amortization	4,525	5,276	16.6%
Restructuring expenses	477	765	60.4%
Other operating expenses, net	89	381	328.1%

Income from operations	8,902	10,342	16.2%
Interest expense, net	740	852	15.1%
Write-off of debt issuance costs upon redemption of term loan	966	—	(100.0%)

Income before income taxes	7,196	9,490	31.9%
Provision for income taxes	3,842	3,370	(12.3%)

Net income	$3,354	$6,120	82.5%

Net income	$3,354	$6,120	82.5%
Less: Additional redemption on temporary equity	(22)	—	(100.0%)
Add: Beneficial conversion feature on temporary equity	(169)	—	(100.0%)
Add: Accretion of premium on Series Z preferred stock	435	—	(100.0%)

Net income available to common stockholders	$3,598	$6,120	70.1%

Net income available to common stockholder per share – Basic	$0.22	$0.36	63.6%
Net income available to common stockholders per share – Diluted	$0.21	$0.36	71.4%
Cash dividend declared per common share	$0.125	$0.125	0.0%
Weighted average number of common shares outstanding:
Basic	16,600,719	16,809,502	1.3%
Diluted	16,853,782	17,022,819	1.0%

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

PERCENTAGE RELATIONSHIP TO TOTAL REVENUES

(unaudited)

	Fiscal quarter ended
	December 28, 2010	January 3, 2012
Revenues:
Company-owned restaurant sales	90.0%	89.5%
Manufacturing and commissary revenues	7.3%	7.8%
Franchise and license related revenues	2.7%	2.7%

Total revenues	100.0%	100.0%
Cost of sales (exclusive of depreciation and amortization shown separately below):
Company-owned restaurant costs (1)
Cost of goods sold	28.8%	29.2%
Labor costs	27.9%	28.2%
Rent and related expenses	10.3%	9.8%
Other operating costs	9.6%	9.4%
Marketing costs	2.4%	2.0%

Total company-owned restaurant costs	79.0%	78.6%
Manufacturing and commissary costs (2)	83.3%	88.7%

Total cost of sales	77.2%	77.2%
Gross margin:
Company-owned restaurant (1)	21.0%	21.4%
Manufacturing and commissary (2)	16.7%	11.3%
Franchise and license	100.0%	100.0%

Total gross margin	22.8%	22.8%
Operating expenses:
General and administrative expenses	9.6%	8.2%
Depreciation and amortization	4.3%	4.6%
Restructuring expenses	0.4%	0.7%
Other operating expense, net	0.1%	0.3%

Income from operations	8.4%	9.0%
Interest expense, net	0.7%	0.8%
Write-off of debt issuance costs upon redemption of term loan	0.9%	0.0%

Income before income taxes	6.8%	8.2%
Provision for income taxes	3.6%	2.9%

Net income	3.2%	5.3%

(1)	As a percentage of company-owned restaurant sales
(2)	As a percentage of manufacturing and commissary revenues

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share and related share information)

	Fiscal year ended (in thousands)		Increase/ (Decrease)

	December 28, 2010	January 3, 2012	2011 vs. 2010
Revenues:
Company-owned restaurant sales	$372,191	$378,723	1.8%
Manufacturing and commissary revenues	30,405	34,542	13.6%
Franchise and license related revenues	9,115	10,330	13.3%

Total revenues	411,711	423,595	2.9%
Cost of sales (exclusive of depreciation and amortization shown separately below):
Company-owned restaurant costs
Cost of goods sold	106,035	112,018	5.6%
Labor costs	109,005	110,595	1.5%
Rent and related expenses	39,731	40,322	1.5%
Other operating costs	37,732	39,116	3.7%
Marketing costs	9,854	9,836	(0.2%)

Total company-owned restaurant costs	302,357	311,887	3.2%
Manufacturing and commissary costs	25,566	30,441	19.1%

Total cost of sales	327,923	342,328	4.4%
Gross margin:
Company-owned restaurant	69,834	66,836	(4.3%)
Manufacturing and commissary	4,839	4,101	(15.3%)
Franchise and license	9,115	10,330	13.3%

Total gross margin	83,788	81,267	(3.0%)
Operating expenses:
General and administrative expenses	38,502	36,786	(4.5%)
Depreciation and amortization	17,769	19,259	8.4%
Restructuring expenses	477	1,099	130.4%
Other operating income, net	(531)	(395)	(25.6%)

Income from operations	27,571	24,518	(11.1%)
Interest expense, net	5,135	3,357	(34.6%)
Adjustment for Series Z modification	929	—	(100.0%)
Write-off of debt issuance costs upon redemption of term loan	966	—	(100.0%)

Income before income taxes	20,541	21,161	3.0%
Provision for income taxes	9,918	7,958	(19.8%)

Net income	$10,623	$13,203	24.3%

Net income	$10,623	$13,203	24.3%
Less: Additional redemption on temporary equity	(387)	—	(100.0%)
Add: Accretion of premium on Series Z preferred stock	1,072	—	(100.0%)

Net income available to common stockholders	$11,308	$13,203	16.8%

Net income available to common stockholder per share – Basic	$0.68	$0.79	16.2%
Net income available to common stockholders per share – Diluted	$0.67	$0.78	16.4%
Cash dividends declareds per common share	$0.125	$0.375	200.0%
Weighted average number of common shares outstanding:
Basic	16,532,420	16,629,098	0.6%
Diluted	16,804,726	16,880,321	0.4%

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

PERCENTAGE RELATIONSHIP TO TOTAL REVENUES

(unaudited)

	Fiscal year ended
	December 28,	January 3,
	2010	2012
Revenues:
Company-owned restaurant sales	90.4%	89.4%
Manufacturing and commissary revenues	7.4%	8.2%
Franchise and license related revenues	2.2%	2.4%

Total revenues	100.0%	100.0%
Cost of sales (exclusive of depreciation and amortization shown separately below):
Company-owned restaurant costs (1)
Cost of goods sold	28.5%	29.6%
Labor costs	29.3%	29.2%
Rent and related expenses	10.7%	10.7%
Other operating costs	10.1%	10.3%
Marketing costs	2.6%	2.6%

Total company-owned restaurant costs	81.2%	82.4%
Manufacturing and commissary costs (2)	84.1%	88.1%

Total cost of sales	79.6%	80.8%
Gross margin:
Company-owned restaurant (1)	18.8%	17.6%
Manufacturing and commissary (2)	15.9%	11.9%
Franchise and license	100.0%	100.0%

Total gross margin	20.4%	19.2%
Operating expenses:
General and administrative expenses	9.4%	8.7%
Depreciation and amortization	4.3%	4.5%
Restructuring expenses	0.1%	0.3%
Other operating income, net	(0.1%)	(0.1%)

Income from operations	6.7%	5.8%
Interest expense, net	1.3%	0.8%
Adjustment for Series Z modification	0.2%	0.0%
Write-off of debt issuance costs upon redemption of term loan	0.2%	0.0%

Income before income taxes	5.0%	5.0%
Provision for income taxes	2.4%	1.9%

Net income	2.6%	3.1%

(1)	As a percentage of Company-owned restaurant sales
(2)	As a percentage of manufacturing revenues

EINSTEIN NOAH RESTAURANT GROUP, INC.

SELECTED FINANCIAL INFORMATION

(in thousands)

	December 28, 2010	January 3, 2012
Selected Consolidated Balance Sheet Information:
Cash and cash equivalents, end of period	$11,768	$8,652
Property, plant and equipment, net	56,663	59,017
Total assets	205,067	204,732
Total debt	87,700	74,200
Total liabilities	127,681	116,919

	Fiscal year ended
	December 28, 2010	January 3, 2012
Selected Consolidated Cash Flow Information:
Net cash provided by operating activities	$43,769	$39,110
Net cash used in investing activities	(15,737)	(23,685)
Net cash used in financing activities	(26,149)	(18,541)
Free cash flow (cash provided by operating activities less cash used in investing activities)	28,032	15,425

	Fiscal quarter ended
	December 28,	January 3,
	2010	2012
Reconciliation of GAAP to Non-GAAP Measures:
Net income	$3,354	$6,120
Adjustments to net income:
Interest expense, net	740	852
Provision for income taxes	3,842	3,370
Depreciation and amortization	4,525	5,276
Write-off of debt issuance costs upon redemption of term loan	966	—
Restructuring expenses	477	765
Other operating expenses, net	89	381

Adjusted EBITDA	$13,993	$16,764

EINSTEIN NOAH RESTAURANT GROUP, INC.

SELECTED FINANCIAL INFORMATION

(in thousands)

	Fiscal year ended
	December 28, 2010	January 3, 2012
Reconciliation of GAAP to Non-GAAP Measures:
Net income	$10,623	$13,203
Adjustments to net income:
Interest expense, net	5,135	3,357
Provision for income taxes	9,918	7,958
Depreciation and amortization	17,769	19,259
Adjustment for Series Z modification	929	—
Write-off of debt issuance costs upon redemption of term loan	966	—
Restructuring expenses	477	1,099
Other operating income, net	(531)	(395)

Adjusted EBITDA	$45,286	$44,481

	Trailing 12 Months Activity
	Company
	Owned	Franchised	Licensed	Total
Consolidated Total
Beginning balance December 28, 2010	431	92	210	733
Opened restaurants	9	6	40	55
Closed restaurants	(1)	(3)	(11)	(15)
Refranchising, Net	1	(1)	—	—

Ending balance January 3, 2012	440	94	239	773